Exhibit 10(e)2

RETENTION AGREEMENT
This RETENTION AGREEMENT (the “Agreement”), made and entered into by and between SOUTHERN COMPANY SERVICES, INC. (the “Company”) and EDWARD DAY, VI (“Mr. Day”), shall be effective as of January 22, 2008 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Mr. Day is an Executive Vice President of the Company; and

WHEREAS, the Company wishes to encourage Mr. Day to continue employment with the Company and to provide Mr. Day with retention awards for service he will provide to the Company.

NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           General Nature of Retention Payment.  Subject to the terms and conditions of this Agreement, the Company shall pay to Mr. Day a series of three annual retention payments (the “First Payment,” “Second Payment,” and “Third Payment,” respectively; individually, a “Payment”; and collectively, the “Payments”) equal to the amounts accrued each year (“Annual Amounts”), along with interest earned, as determined pursuant to Section 2 below.

2.           Accrual of and Interest Payable on Payments.

(a)           Subject to the terms of this Agreement and as specified below, Mr. Day is eligible to accrue and then vest in certain Annual Amounts.  Unless otherwise provided in this Agreement, in order to accrue and/or vest in such Annual Amounts, as of the date Mr. Day will otherwise accrue or vest in such Annual Amounts, Mr. Day must not have violated Section 4 hereof and must be an employee of the Company.  The Annual Amounts, accrual dates, normal vesting dates, and interest accrual periods are set forth below:

Annual Amount
And                                              Normal
Accrual Date                                   Vesting Date                                              Interest Accrual Period

$100, 000                                           January 1, 2009                                           January 1, 2008 through the
As of the Effective Date                                                                                      date of Payment or deferral,
of this Agreement                                                                                                 as applicable

$100,000                                           January 1, 2010                                            January 1, 2009 through the
As of January 1, 2009                                                                                           date of Payment or deferral,
                                                                                                                                 as applicable

$300,000                                           January 1, 2011                                            January 1, 2010 through the
As of January 1, 2010                                                                                           date of Payment or deferral,
 as applicable

Each Annual Amount, and the interest accrued thereon, is intended to reward Mr. Day for services provided from the applicable accrual date through the normal vesting date.  Notwithstanding the foregoing, in the event Mr. Day separates from service as a result of his death or “Disability,” defined as being eligible to receive disability payments from the Social Security Administration or benefits under the Company’s long-term disability plan, on a date that is subsequent to an accrual date but prior to the applicable normal vesting date, Mr. Day shall become immediately vested in the Annual Amount accrued but not yet vested as of such separation date.

(b)           For record keeping purposes only, the Company shall establish an account in Mr. Day’s name.  In the account, the Company shall keep a record of the Annual Amounts accrued by Mr. Day and shall utilize these records in determining interest earned.  For purposes of this Agreement, “interest” shall mean the prime rate of interest as published by the Wall Street Journal as the base rate on corporate loans, as such rate is posted on each normal vesting date, or the immediately preceding business day if the normal vesting date is not a business day, provided, for these purposes, the rate shall be compounded annually.  Notwithstanding the foregoing, any accrued Annual Amounts and earned interest will be subject to a substantial risk of forfeiture prior to Payment.  Interest on the Annual Amounts shall accrue through the date of the applicable Payment or, in the event Mr. Day elects to defer the Payment in accordance with Section 3(b) below, then interest shall accrue through the date of the deferral, as determined pursuant to Section 3(b).

3.           Payment of Accrued Amounts.  Subject to Section 4 below, the Payments will be provided pursuant to the following terms:

(a)           Except as provided in Section 3(b) below, in the event Mr. Day vests in any Annual Amount, whether such vesting occurs as a result of his separation from service resulting from death or Disability or as a result of his remaining employed through the applicable normal vesting date, the Company shall make a Payment to Mr. Day or, if applicable, to Mr. Day’s estate of such Annual Amount, plus earned interest, on a date that is no earlier than the applicable normal vesting date and no later than the end of the second pay period following the normal vesting date.  In the event that Mr. Day separates from service for any reason other than for “cause” (as solely determined by the Company), including a separation from service resulting from his death or Disability, after becoming vested in an Annual Amount but prior to the date of its Payment, such Annual Amount, and interest thereon, shall be paid in accordance with this Section 3(a).  In the event that Mr. Day separates from service for “cause” (as solely determined by the Company) after becoming vested in an Annual Amount but prior to the date of its Payment, Mr. Day shall forfeit such amount, and interest thereon, and shall be ineligible to earn any future amounts under the Agreement.  Each Payment made pursuant to this Section 3(a) shall be made in the form of a single lump sum payment.

(b)           Notwithstanding Section 3(a) above, Mr. Day may elect to defer any portion of any of the Payments into the Southern Company Deferred Compensation Plan (the “Deferred Compensation Plan”) so long as such deferral does not violate either the provisions of Section 409A of the Internal Revenue Code, as amended from time to time, (the “Code”) or the terms of the Deferred Compensation Plan.  Any such deferral elections and the distribution of such deferrals shall be made in accordance with the terms of the Deferred Compensation Plan.  Specifically, with regard to the First Payment, Mr. Day has elected to [not] defer a portion of the Payment into the Deferred Compensation Plan, as evidenced by the executed form attached hereto as Exhibit A.  With regard to the Second Payment and the Third Payment, in the event Mr. Day chooses to defer any portion of the Payments into the Deferred Compensation Plan, Mr. Day shall notify the Company of his election to so defer by executing the applicable form attached to this Agreement as either Exhibit B or Exhibit C and by returning a copy of such form to both the Company’s Compensation Manager and the Company’s Pension and Capital Accumulation Manager.  Such election shall only be valid if the Company is appropriately notified of the deferral election, as provided above, during the month of December that immediately precedes each applicable accrual date.  In the event any Payment is deferred pursuant to this Section 3(b), the date of such deferral shall be the date such Payment would have otherwise been paid in accordance with Section 3(a) above.  Elections to defer any Payment pursuant to this Section 3(b) are not revocable once the Company has been provided notice of such deferral.

4.           Confidentiality.  Mr. Day represents and agrees that he will keep all terms and provisions of this Agreement completely confidential, except for possible disclosures to his legal and financial advisors and his spouse or to the extent required by law, and Mr. Day further agrees that he will not disclose the terms, provisions or information contained in or concerning this Agreement to anyone other than those persons named above, including, but not limited to, any past, present, or prospective employee or applicant for employment with the Company or any affiliate of the Company.  In the event Mr. Day violates the terms of this Section 4, Mr. Day shall forfeit any accrued Annual Amounts, and interest thereon, that have not yet been paid or otherwise deferred under the Deferred Compensation Plan and shall also forfeit any rights to accrue or be paid any Annual Amounts during the remaining term of this Agreement.  This Agreement is not intended in any way to proscribe Mr. Day’s right and ability to provide information to any federal, state or local government in the lawful exercise of such governments’ governmental functions.

5.           Assignability. Neither Mr. Day, his estate, his beneficiaries, nor his legal representatives shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable.  Any attempt to assign or transfer the right to payments under this Agreement shall be void and have no effect.

6.           Unsecured General Creditor.  The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company.  Notwithstanding that Mr. Day may be entitled to receive payments under the terms and conditions of this Agreement, the assets from which such amounts may be paid shall at all times be subject to the claims of the Company’s creditors.

7.           Amendment; Modification; Termination.  Except as otherwise provided herein, this Agreement may be amended, modified, or terminated only by a writing executed by the parties hereto.

8.           No Effect on Other Arrangements.  It is expressly understood and agreed that any payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Mr. Day may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

9.           Tax Withholding and Implications.  There shall be deducted from the Payment the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Mr. Day.  The Company makes no representations or guarantees regarding the tax implications of this Agreement and advises Mr. Day to consult with his attorney and/or tax advisor regarding the tax implications of this Agreement.  In addition, Mr. Day agrees to hold harmless the Company with respect to any tax liability for any and all federal, state or local taxes or assessments of any kind arising from this Agreement.

10.           Compensation.  Any compensation paid to Mr. Day pursuant to this Agreement shall not be considered compensation or earnings for purposes of benefit determination under any of the Company’s benefit plans or programs, except that such compensation may be considered incentive pay under the Deferred Compensation Plan.

11.           No Guarantee of Employment.  No provision of this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, or modify, whether or not for cause, the employment relationship of Mr. Day and the Company.

12.           Governing Law.  This Agreement, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Alabama, without giving effect to principles of conflicts of laws.

13.           409A.  The parties agree that the terms and provisions of this Agreement will be construed and interpreted to the maximum extent permitted in order to comply with Section 409A of the Code, and the regulations promulgated thereunder.  For purposes of this Agreement, all rights to the Payments shall be treated as separate rights to receive a series of separate payments to the fullest extent allowed by Section 409A of the Code.

14.           Accredited Investor.  Mr. Day understands that the Company’s obligations under this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  Mr. Day is an “accredited investor” as defined in Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that he is able to evaluate the risks and benefits of this Agreement.  There has been direct communication and negotiation between the Company and Mr. Day with respect to this Agreement.  The Company has made available to Mr. Day information regarding the business of the Company and the risks inherent therein, and Mr. Day has had the opportunity to ask questions of, and receive answers from, the Company regarding such matters and the terms and conditions of this Agreement.

[Signatures are on the following page.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above, this 22nd day of January, 2008.

COMPANY:
SOUTHERN COMPANY SERVICES, INC.

By: /s/William Paul Bowers
Its:  Pres. SoCo Gen
        EVP SoCo

MR. DAY
/s/Edward Day, VI
Edward Day, VI

AMENDMENT TO RETENTION AGREEMENT

This AMENDMENT TO RETENTION AGREEMENT (the “Amendment”), made and entered into by and between SOUTHERN COMPANY SERVICES, INC. (the “Company”) and EDWARD DAY, VI (“Mr. Day”), shall be effective as of December 12, 2008.

W I T N E S S E T H:

WHEREAS, the Company and Mr. Day entered into a Retention Agreement effective January 22, 2008; and

WHEREAS, the Company and Mr. Day wish to amend and clarify the terms of the Retention Agreement.

NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. With respect to Section 3(b) of the Retention Agreement, it is hereby clarified that Mr. Day has elected to defer the amount that would vest on January 1, 2009 (the “First Payment”) into the Deferred Compensation Plan provided that Mr. Day vests in such payment.  In addition, such First Payment should be deemed invested in the Prime Interest Rate Equivalent investment option and should be paid in the form of ten (10) annual installment payments in accordance with the terms of the Deferred Compensation Plan.

2. Notwithstanding the terms of Section 3(b) of the Retention Agreement, Mr. Day hereby elects to defer the Second and Third Payments (projected to vest January 1, 2010 and January 1, 2011, respectively) referred to therein into the Deferred Compensation Plan provided that Mr. Day vests in the Second and Third Payment.  In addition, the Second Payment should be deemed invested in the Prime Interest Rate Equivalent investment option and should be paid in the form of ten (10) annual installment payments in accordance with the terms of the Deferred Compensation Plan.  Finally, the Third Payment should be deemed invested in the Prime Interest Rate Equivalent investment option and should be paid in the form of ten (10) annual installment payments in accordance with the terms of the Deferred Compensation Plan.

3. This Amendment is intended to comply with the transition rules applicable to Section 409A of the Internal Revenue Code and proposed, temporary and final regulations or any other guidance promulgated thereunder and should be construed in all events to effectuate this intent.

4. All other provisions of the Retention Agreement not otherwise amended hereby continue and remain in full effect.

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first listed above.

COMPANY:
SOUTHERN COMPANY SERVICES, INC.

By:  /s/Patricia L. Roberts
Its:  Vice President & Associate General Counsel

MR. DAY

/s/Edward Day, VI
  Edward Day, VI

AMENDMENT OF RETENTION AGREEMENT

THIS AMENDMENT OF RETENTION AGREEMENT is made and entered into by SOUTHERN COMPANY SERVICES, INC. (the “Company”) and EDWARD DAY, IV ("Employee"), as of July 29, 2010 ("Effective Date").

WHEREAS, the Company and Employee entered into a Retention Agreement effective January 22, 2008 (the “Agreement”) to provide Employee with retention awards for service to the Company through January 1, 2011; and

WHEREAS, the Company and Employee desire to amend the Agreement to include Employee’s service to the affiliate of the Company if Employee is transferred to an affiliate of the Company during the term of the Agreement.

NOW, THEREFORE, in consideration of the premises, and the agreement of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

The second sentence of Section 2(a) of the Agreement is hereby amended to read as follows:

“Unless otherwise provided in the Agreement, in order to accrue and/or vest in such Annual Amounts, as of the date Mr. Day will otherwise accrue or vest in such Annual Amounts, Mr. Day must not have violated Section 4 hereof and must be an employee of the Company or an employee of an affiliate of the Company.”

[Signatures are on the following page.]

IN WITNESS WHEREOF the parties hereto have executed this Amendment effective as of July 29, 2010.

“COMPANY”
SOUTHERN COMPANY SERVICES, INC.

By:  /s/C. Alan Martin
Its: President
Date: 7/29/10

“EMPLOYEE”
EDWARD DAY, IV

/s/Edward Day, IV
Date: 8/3/10